[MENDOZA BERGER & COMPANY, L.L.P. LETTERHEAD]

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Trinity3 Corporation on Form S-8 of our Annual Report on Form 10-KSB for the year ended December 31, 2002 dated March 25, 2003 and the financial statements in Form 10-QSB for the quarter ended June 30, 2003 filed with the commission August 14, 2003.

Mendoza Berger & Company, L.L.P.

/s/ Mendoza Berger & Company, LLP
Irvine, California
September 24, 2003